     As filed with the Securities  and Exchange  Commission on January 8,1999
                             Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                             SYPRIS SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)
                               -------------------
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     Delaware                                                 61-1321992
   ----------------------------                ----------------------------------------
  (State or other jurisdiction                    (I.R.S. Employer Identification No.)
   of incorporation or organization)
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                             455 South Fourth Street
                           Louisville, Kentucky 40202
   (Address, including zip code, of Registrant's principal executive offices)
                               -------------------
               SYPRIS SOLUTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                               -------------------
                                 JEFFREY T. GILL
                      President and Chief Executive Officer
                             Sypris Solutions, Inc.
                             455 South Fourth Street
                           Louisville, Kentucky 40202
                                 (502) 585-5544
(Name, address, and telephone number, including area code, of agent for service)
                               -------------------
                                   Copies to:
                              ROBERT A. HEATH, ESQ.
                             Wyatt, Tarrant & Combs
                               2800 Citizens Plaza
                           Louisville, Kentucky 40202
                                 (502) 589-5235


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                                          CALCULATION OF REGISTRATION FEE
=============================================================================================
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
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

                                           Proposed Maximum   Proposed Maximum     Amount of
 Title of  Securities    Amount to be       Offering Price    Aggregate Offering   Registration
   to be Registered       Registered          Per Share<F1>        Price<F1>            Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,            300,000 shares<F2>      $6.94            $2,082,000         $578.80
$.01 par value
===============================================================================================

<F1>     Estimated  solely for the purpose of  computing  the  registration  fee pursuant to Rule 457. The maximum offering price per share is based on the average of the high and low sale price of the Common Stock as reported by the Nasdaq National Market on January 6, 1999, pursuant to Rule 457(h)(1).
<F2>     The  Registrant  also  registers  hereby such  indeterminate  number of additional shares as may be required to cover antidilutive adjustments under the Sypris Solutions, Inc. Employee Stock Purchase Plan.

===============================================================================================
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                                                        Exhibit Index on Page 8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The Registrant hereby incorporates the following documents in this Registration Statement:

                  (a) Group Technologies Corporation's (the predecessor to the Registrant) Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 29, 1998, June 28, 1998 and September 27, 1998.

                  (c) The Registrant's Current Report on Form 8-K filed April 14, 1998, as amended by the Registrant's Current Report on Form 8-K/A filed May 13, 1998.

                  (d) The description of the Registrant's common stock, $.01 par value (the "Common Stock"), which is contained in the Registrant's current report on Form 8-K/A filed May 13, 1998, pursuant to Section 13 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the shares of the Common Stock offered have been sold or which deregisters all of the shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Article IX of the Registrant's Certificate of Incorporation ("Article IX"), a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section

174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX states that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this section of Article IX by the stockholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

         Article XI of the Registrant's Certificate of Incorporation ("Article XI") provides that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Registrant shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Registrant.

                  Article XI provides that the Registrant shall pay the expenses of directors and executive officers of the Registrant, and may pay the expenses of all other officers, employees or agents of the Registrant, incurred in defending any proceeding, in advance of its final disposition, provided, however, that the payment of expenses incurred by a director, officer, employee or agent in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that the director, officer, employee or agent is not entitled to be indemnified under
Article XI or otherwise. If a claim for indemnification or payment of expenses under Article XI is not paid in full within sixty days after a written claim therefor has been received by the Registrant, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Registrant shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                  The rights conferred by Article XI shall not be exclusive of any other rights a claimant may have or acquire under any statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise. Any repeal or modification of

Article XI shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                  In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by directors and officers of the Registrant in connection with the performance of their duties.



ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  The Exhibits listed on the Exhibit Index appearing on page 8 of this Registration Statement are hereby incorporated by reference.

ITEM 9.           UNDERTAKINGS.

                  (a)  The undersigned registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                   (i) To include  any  prospectus  required  by
                           Section 10(a)(3) of the Securities Act of 1933;

                                   (ii) To reflect in the  prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                    (iii) To include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 18th day of December, 1998.

                                          SYPRIS SOLUTIONS, INC.

                                          By: /S/ Jeffrey T. Gill
                                          Jeffrey T. Gill
                                          President and Chief Executive Officer


                               POWERS OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey T. Gill, David D. Johnson and Anthony C. Allen as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

     SIGNATURES                  TITLE                              Date



/S/ JEFFREY T. GILL          President, Chief Executive       December 18, 1998
Jeffrey T. Gill              Officer and Director


/S/ DAVID D. JOHNSON         Vice President, Treasurer        December 18, 1998
David D. Johnson             and Chief Financial Officer
                            (Principal Financial Officer)

/S/ ANTHONY C. ALLEN         Vice President, Controller       December 18, 1998
Anthony C. Allen             and Assistant Secretary
                             (Principal Accounting Officer)

/S/ ROBERT E. GILL           Chairman of the Board            December 18, 1998
Robert E. Gill               and Director


/S/ R. SCOTT GILL            Director                         December 18, 1998
R. Scott Gill


/S/ HENRY F. FRIGON          Director                         December 18, 1998
Henry F. Frigon


/S/ WILLIAM L. HEALEY        Director                         December 18, 1998
William L. Healey


/S/ ROGER W. JOHNSON         Director                         December 18, 1998
Roger W. Johnson


/S/ SIDNEY R. PETERSEN       Director                         December 18, 1998
Sidney R. Petersen


/S/ ROBERT SROKA             Director                         December 18, 1998
Robert Sroka

                                INDEX TO EXHIBITS

EXHIBIT NUMBER        DESCRIPTION OF EXHIBIT                               PAGE

4(a)             Sypris Solutions, Inc. Employee Stock Purchase Plan.        9

4(b)             Certificate of Incorporation of Sypris Solutions, Inc.
                 (incorporated herein by reference to Appendix H to the Prospectus included in Group Technologies
                 Corporation's Registration Statement on Form S-4/A
                 No. 333-20299 filed February 12, 1998).

4(c) Bylaws of Sypris Solutions, Inc. (incorporated herein by reference to Appendix I to the Prospectus included in Group Technologies Corporation's Registration Statement on Form S-4/A No. 333-20299 filed Febru-ary 12, 1998).


5                Opinion of Wyatt, Tarrant & Combs.                         17

23(a)            Consent of Wyatt, Tarrant & Combs (contained in
                 Exhibit 5).                                                17

23(b)            Consent of Ernst & Young LLP.                              19

24               Power of Attorney (precedes signatures).                    6


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